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                             ARTICLES OF AMENDMENT
                                      OF
                 HARTFORD INTERNATIONAL ADVISERS HLS FUND, INC.

     Hartford International Advisers HLS Fund, Inc., a corporation organized and existing under the laws of the State of Maryland, does hereby Certify:

     FIRST: That the Articles of Incorporation of the corporation are hereby amended by striking out Article First and inserting in lieu thereof the following:

                          "FIRST: The name of the Corporation
                          is Hartford Global Advisers HLS Fund, Inc."

     SECOND: That the amendment of the Articles of Incorporation of the corporation as hereinabove set forth was duly authorized by the Board of Directors of the corporation through the adoption of a resolution at a meeting called and held on October 25, 2000.

     THIRD: That the amendment of the Articles of Incorporation of the corporation was approved by a majority of the entire Board of Directors and that the amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 to be made without action by the stockholders, and that corporation is registered as an open-end company under the Investment Company Act of 1940.


     IN WITNESS WHEREOF, Hartford International Advisers HLS Fund, Inc. has caused these Articles of Amendment to be duly executed by David M. Znamierowski, its President, and attested to by Kevin J. Carr, its Secretary, this 23rd day of April, 2001.

                                       Hartford International Advisers HLS
                                       Fund, Inc.
Attest:
                                By:    /s/ David M. Znamierowski
                                       -------------------------------------
                                       David M. Znamierowski, President

/s/ Kevin J. Carr
----------------------------
Secretary

     I, David M. Znamierowski, President of Hartford International Advisers HLS Fund, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.

                                       /s/ David M. Znamierowski
                                       -------------------------------------
                                       David M. Znamierowski, President